Exhibit 10.17

Hungarian Telephone and Cable Corp.

Board of Directors

2004 - 2005 Board Term Compensation

Chairman

Quarterly Fee of $3,000

In-person per meeting fee of $1,100 per meeting

Telephone per meeting fee of $550 per meeting

2,000 shares per year (vest at end of board term)

Other Non-Management Directors

Quarterly Fee of $2,500

In-person per meeting fee of $800 per meeting

Telephone per meeting fee of $400 per meeting

2,000 shares per year (vest at end of board term)

Committee Chairmen

Quarterly Fee of $2,500

In-person per meeting fee of $2,000 per meeting

Telephone per meeting fee of $1,000 per meeting

Other Committee Members

In-person per meeting fee of $1,000 per meeting

Telephone per meeting fee of $500 per meeting